Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated as of December 11, 2020 (the “Effective Date”), among Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Artal International S.C.A. (the “Invus Purchasers”) and each other purchaser identified on the signature pages hereto (each a “Purchaser” and collectively with the Invus Purchasers, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Base Prospectus” means the prospectus related to the Common Stock, dated November 18, 2019, which is a part of the Registration Statement.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 of this Agreement.

“Closing Date” means the third Trading Day after the Effective Date.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Closing Price” means $3.20.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Placement Agent” means Citigroup Global Markets Inc.

“Prospectus Supplement” means the prospectus supplement complying with Rule 424(b) of the Securities Act that is delivered by the Company to each Purchaser in connection with the execution and delivery of this Agreement, including all information incorporated by reference therein, and that is filed with the Commission pursuant to Rule 424(b) of the Securities Act.

“Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-234568) filed by the Company with the Commission pursuant to the Securities Act for the registration of the Common Stock, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including the Base Prospectus and all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.

“Securities” means the shares of the Common Stock issued hereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means The NASDAQ Global Select Market.

“Transaction Agreements” means, collectively, (i) the Stockholders’ Agreement, dated as of June 17, 2007 (as amended, supplemented or otherwise modified through the date hereof) and (ii) the Registration Rights Agreement, dated as of June 17, 2007 (as amended, supplemented or otherwise modified through the date hereof).

“Transaction Documents” means this Agreement and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

SECTION 2

PURCHASE AND SALE

2.1 Purchase and Sale at Closing.

At the Closing, upon the terms and subject to the conditions set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to the Common Closing Price per share of Common Stock.

2.2 Deliveries; Closing Conditions.

i. At the Closing, the Company will deliver or cause to be delivered to each Purchaser certificate(s) representing the Common Stock purchased by such Purchaser, each registered in the Purchaser’s name, or, if such Common Stock is held in book entry, proof acceptable to each Purchaser of the issuance of such Common Stock to such Issuer. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer or certified check of immediately available funds to the Company in accordance with the Company’s written wiring instructions. The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (except to the extent already qualified by materiality or Material Adverse Change, in which case, such representations and warranties shall be true and correct in all respects) on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);

(ii) the Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (unless made as of a specified date therein) in all material respects (except to the extent already qualified by materiality or Material Adverse Change, in which case, such representations and warranties shall be true and correct in all respects) and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened;

(iii) Substantially concurrently with the delivery of the Securities to the Purchasers, the Company and the Invus Purchasers shall enter into Supplement No. 3 to the Transaction Agreements in the form attached as Annex I hereto;

(iv) At the Closing Date, the Company shall have used its best efforts to list the Securities on the Trading Market; and

(v) all other obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects.

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties set forth below to each Purchaser as of the date hereof and as of the Closing:

i. Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any.

No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

ii. Disclosure. The Prospectus Supplement and the accompanying Base Prospectus when filed will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement (including any prospectus wrapper) and the accompanying Base Prospectus, as of its date, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

iii. Subscription Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

iv. Authorization of the Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Securities that have not been duly waived or satisfied.

v. No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

vi. No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus Supplement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement: (i) there has been no material adverse change, or any development that could be reasonably expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

vii. Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus Supplement, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

viii. Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and the Prospectus Supplement present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus Supplement. The financial data set forth in each of the Registration Statement and the Prospectus Supplement under the caption “Selected Financial Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus Supplement.

ix. Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus Supplement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

x. Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus Supplement are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis thereof. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

xi. Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Except as otherwise disclosed in the Prospectus Supplement, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, within the time periods specified in the Commission’s rules and forms; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

xii. Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus Supplement and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change.

xiii. Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus Supplement. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise disclosed in the Prospectus Supplement, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity that would constitute a significant subsidiary as defined under Rule 1-02 of Regulation S-X other than the subsidiaries listed in Exhibit 21 to the Annual Report.

xiv. Capitalization and Other Capital Stock Matters. The issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus Supplement under the caption “The Offering” (other than for subsequent issuances, if any, pursuant to employee benefit plans or upon the exercise of outstanding options or warrants, or upon conversion of convertible notes in each case described in the Registration Statement and the Prospectus Supplement). The Common Stock (including the Shares) conform in all material respects to the description thereof contained in the Prospectus Supplement. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus Supplement.

xv. Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Trading Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Trading Market, nor has the Company received any notification that the Commission or the Trading Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance in all material respects with all applicable listing requirements of the Trading Market.

xvi. Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and the issuance and sale of the Securities will not contravene (i) the provisions of the charter or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, and (iii) any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries; except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as (i) have been obtained or made by the Company and are in full force and effect under the Securities Act, (ii) as may be required under applicable state securities or blue sky laws or FINRA and (iii) if not obtained, have not or would not reasonably be expected to result in a Material Adverse Change.

xvii. No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus Supplement, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company exists, except as described in the Prospectus Supplement, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Change.

xviii. Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement or the Prospectus Supplement, the Company and its subsidiaries own, or have rights to use the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement and the Prospectus Supplement as being owned or licensed by them or which are used in and necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”) and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe or misappropriate in any material respect any such rights of others. The Intellectual Property owned by the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) except as otherwise disclosed in the Prospectus Supplement and with respect to LX9211 (to which the Company owns an exclusive license), there are no third parties who have ownership, royalty, or exclusive license rights to any Intellectual Property owned by the Company, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement and the Prospectus Supplement as licensed to the Company or one or more of its subsidiaries; and (ii) there is no material infringement by third parties of any Intellectual Property owned by the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property licensed to the Company; (B) challenging the validity, enforceability or scope of any Intellectual Property owned by the Company; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus Supplement as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other intellectual rights of others. The Company and its subsidiaries have materially complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are, to the Company’s knowledge, in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard Intellectual Property owned by the Company, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any such agreement. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property owned by the Company have been materially complied with; and in all foreign offices having similar requirements, all such requirements have been materially complied with. The product candidates described in the Registration Statement and the Prospectus Supplement as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

xix. All Necessary Permits, etc. Except as otherwise disclosed in the Prospectus Supplement, the Company and each subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement or the Prospectus Supplement (“Permits”), except as would not reasonably be expected to result in a Material Adverse Change, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

xx. Title to Properties. Except as otherwise disclosed in the Prospectus Supplement, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets owned by them which is material to the business of the Company, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except as do not materially affect the value of such property and do not interfere in any material respect with the use made and currently proposed to be made of such property by the Company. Except as otherwise disclosed in the Prospectus Supplement, the real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

xxi. Tax Law Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries (i) have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and (ii) have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with generally accepted accounting principles.

xxii. Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus Supplement, required to register as an “investment company” under the Investment Company Act .

xxiii. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change, except as described in the Prospectus Supplement.

xxiv. No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that reasonably would be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise.

xxv. Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus Supplement which have not been described as required.

xxvi. No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Prospectus Supplement, neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus Supplement.

xxvii. Compliance with Environmental Laws. Except as described in the Prospectus Supplement and except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law (including fundamental principles of common law), rule, regulation or ordinance, including any judicial or administrative interpretation thereof, relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials, defined below), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of pollutants, contaminants, or hazardous or toxic wastes or substances that are subject to regulation by any governmental authority (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required of them under Environmental Laws for their operations has currently conducted and are each in compliance with the terms and conditions of such permits, authorizations and approvals, and (iii) the Company and its subsidiaries has not received written notice of any pending or threatened liability under any Environmental Law and, to the knowledge of the Company, there is no event or occurrence that would reasonably be expected to result in the receipt of any such notice.

xxviii. ERISA Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; (ii) no “reportable event” (as defined under ERISA), other than an event for which the 30-day notice period is waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (iii) no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (b) Sections 412, 4971, 4975 or 4980B of the Code; and (v) each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

xxix. Brokers. Except as otherwise disclosed in the Prospectus Supplement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

xxx. Compliance with Laws. Except as otherwise disclosed in the Prospectus Supplement, the Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Change.

xxxi. Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

xxxii. Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

xxxiii. Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus Supplement were and, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the results of such studies do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading, and the Company and its subsidiaries have no knowledge of any other studies the results of which reasonably call into question the results described or referred to in the Registration Statement or the Prospectus Supplement; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) except where failure to do so would not result in a Material Adverse Change; neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any clinical trials that are described or referred to in the Registration Statement or the Prospectus Supplement.

xxxiv. Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

xxxv. Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

xxxvi. Cybersecurity. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, and databases (collectively, “IT Systems”) are reasonably adequate for the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, or bank account information; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. In the past three (3) years, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person under Privacy Laws (as defined below).

xxxvii. Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in material compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with the Company’s policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action initiated by a governmental authority pursuant to any Privacy Law; or (iii) is a party to any order, decree, or settlement agreement issued by a governmental authority that imposes any obligation or liability under any Privacy Law.

xxxviii. Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws, except to the extent that any non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

3.2 Representations, Warranties and Covenants of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants as of the date hereof and as of the Closing:

i. Authorization. Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

ii. Investment Experience; Access to Information. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities. Purchaser acknowledges that it has had the opportunity to review the Company’s filings with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

iii. Each Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby. Each Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

iv. No Legal, Tax or Investment Advice. Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

v. Confidentiality. Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Securities until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities.

vi. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

vii. Beneficial Ownership. Immediately prior to the Closing, Purchaser, together with its affiliates and any other persons acting as a group together with the Purchaser and any of its affiliates, beneficially owned the number of shares of Common Stock set forth on such Purchaser’s signature page attached hereto (as such ownership is calculated pursuant to the rules of Nasdaq).

viii. Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

SECTION 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of the Trading Market would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.2 Securities Laws Disclosure; Publicity. The Company shall: (a) issue a press release disclosing the material terms of the transactions contemplated hereby promptly following the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth Trading Day following the Effective Date, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “Form 8-K”).

4.3 Use of Proceeds. The Company will use the proceeds from the offering as described in the Prospectus Supplement.

4.4 Amendment to the Certification of Incorporation. The Company shall take all necessary actions to (i) include the Charter Amendment (as defined below) as a matter to be considered and acted upon by its stockholders in the applicable proxy statement to be sent to stockholders in advance of the Company’s next annual meeting of stockholders, which proxy statement shall include the Board of Director’s recommendation that the stockholders of the Company vote in favor of such amendment, and (ii) solicit from stockholders eligible to vote at such meeting proxies in favor of the Charter Amendment. In the event that the Charter Amendment is not approved by the requisite number of stockholders eligible to vote at such meeting, the Company shall, in advance of subsequent annual or special meetings of its stockholders, take all necessary actions to (i) include the Charter Amendment as a matter to be considered and acted upon by its stockholders in the applicable proxy statement to be sent to stockholders in connection with such meeting, which proxy statement shall include the Board of Director’s recommendation that the stockholders of the Company vote in favor of such amendment, and (ii) solicit from stockholders eligible to vote at such meetings proxies in favor of the Charter Amendment, until the Charter Amendment is approved by the requisite number of stockholders. For purposes of this Agreement, “Charter Amendment” shall mean an Amendment to the Company’s Certificate of Incorporation that grants holders of 20% or more of the Company’s issued and outstanding Common Stock (i) customary pre-emptive rights and (ii) consent rights prior to the Company taking any of the following actions (x) creating or issuing any new class or series of shares of capital stock of the Company (or securities convertible into or exercisable for shares of capital stock of the Company) having rights, preferences or privileges senior to or on parity with the Common Stock, (y) subject to certain customary exceptions, repurchasing, retiring, redeeming or otherwise acquiring any equity securities (or securities convertible into or exchangeable for equity securities) of the Company or any subsidiary of the Company and (z) adopting, or proposing to adopt, or maintaining any shareholders’ rights plan, “poison pill” or other similar plan or agreement, unless such stockholder is exempt from the provisions of such shareholders’ rights plan, “poison pill” or other similar plan or agreement.

SECTION 5

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within ten calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) Purchasers holding at least a majority of the Securities or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).

5.8 No Third-Party Beneficiaries. The Placement Agents shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations, warranties and covenants of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. The Company and the Purchasers shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

5.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.17 Indemnification. The Company hereby agrees to indemnify and hold harmless each of the Purchasers and each of their respective affiliates, directors, officers, agents and employees and each person, if any, who controls such Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnitees”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or relating to any of the transactions contemplated by this Agreement. For the avoidance of doubt and notwithstanding the foregoing, the Company shall not be deemed to indemnify and hold harmless the Indemnitees from and against any losses resulting from a decrease in the trading price of their Common Stock.

*         *         *

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LEXICON PHARMACEUTICALS, INC.

By:	/s/ Jeffrey L. Wade
Name: Jeffrey L. Wade
Title: Chief Financial Officer & EVP Corp & Admin Affairs

Address for Notice:

Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place
The Woodlands, Texas 77381
Attention: Brian T. Crum
Facsimile: 281-863-8010

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: David Oelman
Facsimile: (713) 615-5861

Signature Page to

Subscription Agreement

Biotechnology Value Fund, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

Biotechnology Value Trading Fund OS, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

MSI BVF SPV, L.L.C.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, L.L.C.

Address for Notice for BVF Entities:

BVF Partners L.P. 44 Montgomery Street, 40th Floor
San Francisco, CA 94104

Signature Page to

Subscription Agreement

ARTAL INTERNATIONAL S.C.A.

By: ARTAL INTERNATIONAL MANAGEMENT S.A., its general partner

By:	/s/ Anne Goffard
Name: Anne Goffard
Title: Managing Director

Address for Notice: Artal International, S.C.A. 44, rue de la Valée L-2661 Luxembourg

Signature Page to

Subscription Agreement

EXHIBIT A

CLOSING SCHEDULE

Name	Shares of Common Stock to be Purchased	Aggregate Purchase Price
Biotechnology Value Fund, L.P.	4,984,990	$15,951,968.00
Biotechnology Value Fund II, L.P.	3,608,838	$11,548,281.60
Biotechnology Value Trading Fund OS, L.P.	605,308	$1,936,985.60
MSI BVF SPV, L.L.C.	175,864	$562,764.80
Artal International S.C.A.	10,937,500	$35,000,000.00
Total:	20,312,500	$65,000,000.00

A-1

ANNEX I